Filed pursuant to Rule 424(b)(3)
File No. 333-280841

CALLODINE SPECIALTY INCOME FUND
(the “Fund”)

Class I Shares (CALIX)
Class A Shares (CALLX)
Class C Shares (CALSX)

August 28, 2026

Supplement to the Prospectus and Statement of Additional Information (“SAI”),
each dated April 30, 2026

This Supplement provides new and additional information beyond that contained in the Prospectus and SAI and should be read in conjunction with the Prospectus and SAI.

(1)	Effective immediately, Kevin Miller no longer serves as a Portfolio Manager of the Fund’s real estate lending sub-strategy. Accordingly, all references to Kevin Miller as a Portfolio Manager in the Prospectus and SAI are hereby deleted. Brendan Miller will continue to serve as the Portfolio Manager responsible for the management of the Fund’s real estate lending sub-strategy.

(2)	Effective immediately, the address of the Fund’s investment adviser, Callodine Capital Management, LP (the “Investment Adviser”), is updated to One International Place, Suite 2710, Boston, MA 02110. All references to the prior address of the Investment Adviser in the Prospectus and SAI are hereby updated accordingly.

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Please retain this Supplement for future reference.